Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $1.00 par value per share	620,731	$54.3	$33,705,693.30	$4,196.36

(1)	Includes up to 620,731 shares of Common Stock issuable in exchange for Class A units of HCN G&L DownREIT LLC tendered for redemption by one or more of the non-managing members of HCN G&L DownREIT LLC pursuant to their contractual rights.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on May 17, 2018.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 17, 2018)

620,731 Shares

Common Stock

This prospectus supplement and the related prospectus relate to the possible issuance, from time to time, of up to 620,731 shares of our common stock in exchange for Class A units of the DownREIT (the “DownREIT”) tendered for redemption (“Class A Units”). We may only offer our common stock if the holders of these Class A Units present them for redemption, and we exercise our right to issue our common stock to the holders instead of paying a cash amount. The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so, but does not necessarily mean that the holders of Class A Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the Class A Units for shares of our common stock instead of paying a cash amount.

We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire additional Class A Units in exchange for any such issuances.

Our common stock is traded on the New York Stock Exchange under the symbol “WELL.” On May 17, 2018, the last reported sale price of our common stock on the NYSE was $53.93 per share.

Investing in the securities involves risk. Before making a decision to invest in any shares of our common stock, you should carefully consider each of the factors described under “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement May 18, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you. We have not, and the authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such “free writing prospectus” or any document incorporated therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-I

This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

These securities are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any “free writing prospectus” and the offering of these securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement, the accompanying prospectus and any “free writing prospectus” should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus have each been prepared on the basis that any offer of the shares in any member state of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investor”). Accordingly any person making or intending to make an offer in that Relevant Member State of the shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. We have not authorized the making of any offer of the shares other than to Qualified Investors. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Directive. The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (“IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a Qualified Investor. Consequently no key information document required by Regulation (EU) No 1286/2014 (“PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion

S-II

Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their respective contents.

Before making a decision to invest in any shares, you should carefully read this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

Unless we have specifically indicated otherwise, references in this prospectus supplement to “we,” “us,” “our,” the “Company,” or similar terms are to Welltower Inc. together with its subsidiaries.

S-III

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This information is not complete and does not contain all of the information you should consider before making a decision to invest in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and “Forward-Looking Statements” contained in this prospectus supplement and “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” contained in the accompanying prospectus and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

About Our Company

We are an S&P 500 company headquartered in Toledo, Ohio and are driving the transformation of health care infrastructure. We invest with leading seniors housing operators, post-acute providers and health systems to fund real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. We are a real estate investment trust (“REIT”) and own interests in properties concentrated in major, high-growth markets in the United States (“U.S.”), Canada and the United Kingdom (“U.K.”), consisting of seniors housing and post-acute communities and outpatient medical properties. Our capital programs, when combined with comprehensive planning, development and property management services, make us a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets. More information is available on the Internet at www.welltower.com. However, the information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and our web address is included as an inactive textual reference only.

Other Information

The Securities and Exchange Commission (“SEC”) maintains a website at www.sec.gov that contains our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, and all amendments thereto. All reports that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

The Offering

Issuer	Welltower Inc.

Securities Offered	Up to 620,731 shares of our common stock, $1.00 par value per share, in exchange for Class A Units tendered for redemption by one or more of the members of the DownREIT pursuant to their contractual rights.

Registration of the shares of common stock covered by this prospectus supplement does not necessarily mean that any of the holders of Class A Units will tender their Class A Units for redemption or that upon any tender for redemption of Class A Units, we will elect to redeem some or all of the Class A Units by issuing some or all of the shares of common stock instead of paying the applicable redemption price in cash.

Use of Proceeds	We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire additional Class A Units of the DownREIT in exchange for such issuances.

New York Stock Exchange Symbol	WELL

Risk Factors	You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risk factors described below, together with all of the other information included in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017, as such discussion may be amended or updated in other reports filed by us with the SEC, before making an investment in our common stock.

Risks Related to Our Common Stock

The share price of our common stock could be affected by several factors

The share price of our common stock depends upon several factors, including, but not limited to: our financial condition, performance and prospects; general economic and financial market conditions; changes in estimates by analysts; the market for similar securities issued by REITs; and our ability to meet analysts’ estimates. In addition, the market price of our common stock may be affected by future sales of our securities, including additional issuances of common stock and securities convertible into common stock. These factors, among others, could significantly depress the trading price of our common stock.

Holders of our outstanding shares of preferred stock have, and holders of any future outstanding shares of preferred stock will have, liquidation, dividend and other rights that are senior to the rights of the holders of our common stock

Since our board of directors has the authority to designate and issue preferred stock with liquidation, dividend and other rights that are senior to those of our common stock, the holders of our issued and outstanding shares of preferred stock, as well as any that may be issued in the future, would receive, upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, their liquidation preferences as well as any accrued and unpaid distributions. These payments would reduce the remaining amount of our assets, if any, available for distribution to holders of our common stock.

Our issuance of additional securities may reduce the market price for our shares

The market price of our common stock may be affected by future sales of our securities, including those made in ATM offerings pursuant to the separate equity distribution agreements with each of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC and other additional issuances of common stock and securities convertible into common stock. We also are required to issue common stock to the holders of the Series I Cumulative Convertible Perpetual Preferred Stock if and when the holders exercise their conversion rights or, in limited circumstances, as a make-whole premium upon the occurrence of a make-whole fundamental change or fundamental change. We may also issue common stock as consideration or partial consideration in connection with our investments and acquisitions or for achieving certain benchmarks related to such investments and acquisitions. The number of shares of common stock that we may issue or that we may issue upon conversion could be significant and dilutive to our existing stockholders.

Our ability to pay dividends in the future is subject to many factors

Our primary unsecured credit facility restricts our ability to pay cash dividends on our common stock if we default under the credit facility, and other financing agreements that we enter into in the future also may limit our ability to pay cash dividends on our capital stock. If we default under our primary unsecured credit facility, or if future financing agreements restrict our ability to pay cash dividends, we will be restricted in our ability to pay cash dividends on our common stock unless we can refinance amounts outstanding under those agreements.

Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on our common stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on our common stock, we may not have sufficient cash to pay dividends on our common stock.

Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and in the accompanying prospectus, were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time.

We believe that our common stock does not constitute a “U.S. real property interest” and therefore we would not generally be required to withhold from payments to non-U.S. holders under the Foreign Investment in Real Property Tax Act, or FIRPTA. We cannot assure you, however, that our common stock does not or will not in the future constitute a U.S. real property interest

Although we are not currently aware of any facts that would cause our conclusion to change, depending on the facts in existence at the time of any sale, repurchase, conversion, or retirement of our common stock, it is possible that our common stock could constitute a U.S. real property interest. If so, non-U.S. holders of our common stock may be subject to withholding on payments in connection with such a sale, repurchase, conversion, or retirement regardless of whether such non-U.S. holders provide certification documenting their non-U.S. status. See Exhibit 99.1 to our Current Report on Form 8-K filed on March 5, 2018 under the heading “Material U.S. Federal Income Tax Considerations.”

Certain provisions in our certificate of incorporation and by-laws may restrict your ownership of shares of our capital stock and/or discourage or prevent a change in control

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our by-laws provide that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% of the value of our outstanding capital stock, subject to certain exceptions. For this purpose, all options, warrants, convertible securities or other rights to acquire our common stock will be treated as if all such rights had been exercised. If any shares or other securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of shares or securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess. These and other provisions in our certificate of incorporation, by-laws and Delaware law could delay, prevent or deter a transaction or change in control, including an acquisition of us by a third party, that might involve a premium price for our common stock or otherwise be favorable to you as a stockholder.

Risks Related to the Exchange of Class A Units for Shares of Our Common Stock

The exchange of Class A Units representing non-managing membership interests in the DownREIT for our common stock is a taxable transaction

The exchange of Class A Units of the DownREIT for shares of our common stock (which may occur following the tender of such Class A Units for redemption if the Managing Member elects to satisfy the redemption obligation in shares of our common stock) will be treated for U.S. federal income tax purposes as a sale of the Class A Units by the holders of such units. A holder of such Class A Units will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the DownREIT liabilities allocable to the Class A Units being exchanged, less the holder’s adjusted tax basis in the Class A Units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Code. It is possible that the amount of gain recognized, or the tax liability resulting from the gain, could exceed the value of the shares of our common stock received upon such an exchange. In addition, the ability of a holder of Class A Units to sell a substantial number of shares of our common stock received in such an exchange in order to raise cash to pay tax liabilities associated with the redemption of Class A Units may be restricted for a period of time and, as a result of stock price fluctuations, the amount of cash such a holder ultimately receives for the shares of our common stock on a sale may not equal the value of the Class A Units at the time of the exchange.

An investment in our common stock is different from an investment in units representing non-managing membership interests in the DownREIT

If a holder of Class A Units exercises its right to redeem its Class A Units, the holder may receive, at Managing Member’s election, cash, shares of common stock, or a combination thereof in exchange for the Class A Units. If a holder of Class A Units tenders all of its Class A Units and receives cash, the holder will no longer have any interest in the DownREIT or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from the DownREIT or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional Class A Units). If a holder of Class A Units receives shares of our common stock in exchange for its Class A Units, the holder will become one of our stockholders rather than a non-managing member in the DownREIT. There are differences between ownership of the Class A Units and ownership of our common stock. These differences, some of which may be material to you, include:

•	form of organization;

•	management control;

•	voting and consent rights;

•	liquidity; and

•	U.S. federal income tax considerations.

These differences are further described under “Comparison of Class A Units to Common Stock.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that constitute “forward-looking statements” as that term is defined in the federal securities laws. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a REIT; and our ability to access capital markets or other sources of funds.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:

•	the status of the economy;

•	the status of capital markets, including availability and cost of capital;

•	issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care and seniors housing industries;

•	negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans;

•	our ability to transition or sell properties with profitable results;

•	the failure to make new investments or acquisitions as and when anticipated;

•	natural disasters and other acts of God affecting our properties;

•	our ability to re-lease space at similar rates as vacancies occur;

•	our ability to timely reinvest sale proceeds at similar rates to assets sold;

•	operator/tenant or joint venture partner bankruptcies or insolvencies;

•	the cooperation of joint venture partners;

•	government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements;

•	liability or contract claims by or against operators/tenants;

•	unanticipated difficulties and/or expenditures relating to future investments or acquisitions;

•	environmental laws affecting our properties;

•	changes in rules or practices governing our financial reporting;

•	the movement of U.S. and foreign currency exchange rates;

•	our ability to maintain our qualification as a REIT; and

•	key management personnel recruitment and retention

We assume no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

USE OF PROCEEDS

We are registering the shares of our common stock to which this prospectus supplement relates pursuant to our contractual obligation to the holders of our Class A Units. We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire Class A Units of the DownREIT in exchange for such issuances.

REDEMPTION OF CLASS A UNITS

Class A Unit Redemption Procedures

The following description of the redemption provisions of the Class A Units is only a summary of such provisions, and holders of Class A Units should carefully review the rest of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference as exhibits to this prospectus supplement and such accompanying prospectus, particularly our certificate of incorporation and by-laws, for more complete information. Additionally, holders of the Class A Units may request a copy of the Amended and Restated Limited Liability Company Agreement of the DownREIT (the “LLC Agreement”). Defined terms not otherwise defined in this prospectus supplement will have the meaning given to them in the LLC Agreement.

At any time following the first anniversary of the issuance of any Class A Unit to a Non-Managing Member, each Non-Managing Member or its Assignee has the right, subject to the terms and conditions set forth in the LLC Agreement, to cause the DownREIT to redeem all or any portion of the Class A Units then held by the Non-Managing Member or its Assignee for a price per Class A Unit equal to the Cash Amount; provided that, at the election of and in the sole and absolute discretion of the Company and its permitted successors and assigns (the “Managing Member”), the Managing Member (or a designated Affiliate of the Managing Member) may elect to assume the DownREIT’s obligation with respect to the redemption and, at the election of and in the sole and absolute discretion of the Managing Member, satisfy the redemption by either (i) paying the Cash Amount or (ii) delivering one share of common stock for each Class A Unit, subject to adjustment for dilution as detailed in the LLC Agreement, or any combination of the foregoing.

On the twentieth business day after the Managing Member receives a notice of redemption (or such earlier date as the Managing Member may agree, in its sole and absolute discretion), the Managing Member may, in its sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our certificate of incorporation and by-laws and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered Class A Units from the tendering Non-Managing Member in exchange for shares of our common stock, based on an exchange ratio detailed in the LLC Agreement. It is our current intention to exercise this right in connection with any redemption of Class A Units.

If we as Managing Member exercise our right to issue shares of common stock in exchange for Class A Units, such exchange will be treated as a taxable sale by the holders of such Class A Units for federal income tax purposes. For a further discussion of U.S. federal income tax consequences, see “U.S. Federal Income Tax Considerations of a Redemption of Class A Units.” Following the exchange of Class A Units for shares of common stock, the holder will have the rights as a stockholder of the Company, including the right to receive dividends, if, when and as declared, subject to any ownership limit and other restrictions and limitations that may be set forth in the Company’s certificate of incorporation or by-laws.

Registration Rights

We have filed this prospectus supplement pursuant to our obligations under a registration rights agreement, dated September 26, 2014, that we entered into with persons receiving Class A Units in the formation transactions of the DownREIT. We have agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to the payments such persons may be required to make in respect thereof. We will pay all expenses incurred in connection with registering the shares, including the following: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing and distribution expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the shares on each securities exchange on which similar securities issued by us are then listed, (vi) fees and disbursements of our counsel and our independent public accountants and (vii) the fees and expenses of any experts retained by us in connection with such registration, including accounting fees and expenses. The holders of the common stock will be responsible for the payment of (i) any and all other expenses incurred by the holders in connection with the registration and sale of the common shares, including, without limitation, brokerage and sales commissions, fees and disbursements of counsel for the holders of the common stock, underwriting fees and placement agent fees, discounts and commissions attributable to the sale of the common stock, and any transfer taxes relating to the registration, disposition or sale of the common stock and (ii) any and all expenses incurred in connection with a disposition of the common stock pursuant to a registration statement in which there is a participating underwriter or underwriters, including, without limitation, fees and disbursements of counsel for the Company and the independent public accountants of the Company in connection with such underwritten disposition of the common stock.

COMPARISON OF CLASS A UNITS TO COMMON STOCK

The information below highlights a number of the significant differences and similarities between the DownREIT and the Company relating to, among other things, form of organization, policies and restrictions, management structure and investor liability, and compares the principal legal rights associated with the ownership of Class A Units and shares of common stock in the Company. These comparisons are intended to assist holders in understanding how the holder’s investment will be changed if the holder redeems Class A Units and receives common stock.

THE FOLLOWING DISCUSSION IS A SUMMARY AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF CLASS A UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THE LLC AGREEMENT AND AGREEMENTS ENTERED INTO IN CONNECTION THEREWITH AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE DOWNREIT AND THE COMPANY.

Form of Organization and Purpose

HCN G&L DownREIT LLC	The Company
The DownREIT is a Delaware limited liability company. The sole purpose and nature of the business is: (i) to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, finance, encumber, sell, lease, hold for appreciation, or otherwise dispose of, in accordance with the terms of the LLC Agreement, the properties owned or acquired by the DownREIT, and to invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating properties acquired by the DownREIT and the proceeds from the sale or other disposition of the properties, all in the manner permitted by the LLC Agreement; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, all in the manner permitted by the LLC Agreement; and (iii) to do anything necessary or incidental to the foregoing.	The Company is a Delaware corporation which has elected to be treated as a REIT, which invests in seniors housing and health care real estate primarily through acquisitions, developments and joint venture partnerships.

Length of Investment

HCN G&L DownREIT LLC	The Company
The term of the DownREIT will continue until HCN G&L DownREIT is dissolved under certain circumstances including, but not limited to, the redemption of all of the Class A Units, or as otherwise provided by law.	The Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom will generally be reinvested in additional properties or retained by the Company for working capital and other corporate purposes, except to the extent distributions must be made to permit the Company to continue to qualify as a REIT for U.S. federal income tax purposes.

Borrowing Policies

HCN G&L DownREIT LLC	The Company
Subject to certain restrictions, the DownREIT may incur or assume debt, enter into other similar credit, guarantee, financing or refinancing arrangements, repay or prepay debt, for any purpose upon such terms as the Managing Member determines appropriate.	We utilize a combination of debt and equity to fund investments. Our debt and equity levels are determined by management to maintain a conservative balance sheet and credit profile. Generally, we intend to issue unsecured, fixed-rate public debt with long-term maturities to approximate the maturities on our triple-net leases and investment strategy. For short-term purposes, we may borrow on our primary unsecured credit facility. We replace these borrowings with long-term capital such as senior unsecured notes or common stock. When terms are deemed favorable, we may invest in properties subject to existing mortgage indebtedness. In addition, we may obtain secured financing for unleveraged properties in which we have invested or may refinance properties acquired on a leveraged basis. In certain agreements with our lenders, we are subject to restrictions with respect to secured and unsecured indebtedness.

Other Investment Restrictions

HCN G&L DownREIT LLC	The Company
The Managing Member may cause the DownREIT to refrain from taking any action that, in the reasonable judgment of the Managing Member: (i) could adversely affect the ability of the Company to continue to qualify as a REIT; (ii) could subject the Company to certain additional taxes under the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities.

We seek to diversify our investment portfolio by property type, relationship and geographic location. In determining whether to invest in a property, we focus on the following: (1) the experience of the obligor’s/partner’s management team; (2) the historical and projected financial and operational performance of the property; (3) the credit of the obligor/partner; (4) the security for any lease or loan; (5) the real estate attributes of the building and its location; (6) the capital committed to the property by the obligor/partner; and (7) the operating fundamentals of the applicable industry.

We monitor our investments through a variety of methods determined by the type of property. Our asset management process for seniors housing properties generally includes review of monthly financial statements and other operating data for each property, review of obligor/partner creditworthiness, property inspections, and review of covenant compliance relating to licensure, real estate taxes, letters of credit and other collateral. Our internal property management division manages and monitors the outpatient medical portfolio with a comprehensive process including review of, among

HCN G&L DownREIT LLC	The Company

other things, tenant relations, lease expirations, the mix of health service providers, hospital/health system relationships, property performance, capital improvement needs, and market conditions.

We evaluate the operating environment in each property’s market to determine the likely trend in operating performance of the facility. When we identify unacceptable trends, we seek to mitigate, eliminate or transfer the risk. Through these efforts, we are generally able to intervene at an early stage to address any negative trends, and in so doing, support both the collectability of revenue and the value of our investment.

In addition to our asset management and research efforts, we also structure our relevant investments to help mitigate payment risk. Operating leases and loans are normally credit enhanced by guaranties and/or letters of credit. In addition, operating leases are typically structured as master leases and loans are generally cross-defaulted and cross-collateralized with other real estate loans, operating leases or agreements between us and the obligor and its affiliates.

Management Control

HCN G&L DownREIT LLC	The Company
The LLC Agreement provides Non-Managing Members certain limited voting rights, as set forth in “Voting Rights” below. Non-Managing Members are also entitled to any voting rights that may be required by law. Subject to these voting rights, the Managing Member will have full, exclusive and complete responsibility and discretion in the management and control of the DownREIT, including the ability to cause the DownREIT to enter into certain major transactions, including a merger or a sale of substantially all of the assets.	Decisions regarding major transactions are made for the Company by the Company’s management, subject to oversight by the Company’s board of directors, but, except for certain extraordinary transactions, without any vote or approval of the Company’s stockholders. The Company’s board of directors and management also have broad discretion, without being subject to stockholder vote or approval, to make decisions regarding the Company’s policies, including its policies with respect to investment, financing, growth, acquisitions, development, debt, capitalization and dividends.

Fiduciary Duties

HCN G&L DownREIT LLC	The Company
Under Delaware law, the Managing Member owes a duty of good faith and fair dealing. However, pursuant to the LLC Agreement, the Managing Member is under	The Company’s directors and officers have duties under applicable Delaware law to act in good faith, in a manner reasonably believed to be in the Company’s

HCN G&L DownREIT LLC	The Company
no obligation to consider the separate interests of the Non-Managing Members in deciding whether to cause the DownREIT to take (or decline to take) any actions, and the Managing Member is not liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not engaged in gross negligence or breached its express covenants or obligations set forth in the LLC Agreement.	best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.

Management’s Liability and Indemnification

HCN G&L DownREIT LLC	The Company

Neither the Managing Member nor any of its partners, members, managers, officers or directors is liable for damages to the DownREIT, any members or any assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law, or any act or omission if the Managing Member or such partner, member, officer or director acted in good faith.

The LLC Agreement provides for indemnification of the Managing Member, Non-Managing Members, or a director, officer, employee, manager, member, partner, agent, representative or affiliate of the Managing Member, and any persons the Managing Member may designate from time to time in its sole and absolute discretion to the fullest extent permitted by applicable law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to or arise out of the operations of the DownREIT or the Managing Member in its capacity as managing member of the DownREIT as set forth in the LLC Agreement, including, without limitation, any action or omission of the Managing Member, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, whether or not suit or other legal proceedings are commenced, unless (i) such liability arises under a guarantee of indebtedness of the DownREIT or a subsidiary given by a Non-Managing Member, or (ii) it is established by a court of competent jurisdiction and all appeals relating thereto have been fully completed or

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (4) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of our directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification.

We will indemnify, to the extent permitted by the DGCL, any current or past director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or

HCN G&L DownREIT LLC	The Company
the applicable appeal periods have expired that: (a) the act or omission of the indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty or a willful and knowing breach of the LLC Agreement; (b) the indemnitee actually received an improper and non-permitted personal benefit in money, property or services or (c) in the case of any criminal proceeding, the indemnitee knew, or was reckless in not knowing, that the act or omission was unlawful. Other than with respect to any liability of an indemnitee described in clause (i) above, the foregoing indemnity does extend to any liability of any indemnitee pursuant to a loan guaranty, recourse obligation, or otherwise for any indebtedness of the DownREIT or any subsidiary of the DownREIT (including, without limitation, any indebtedness that the DownREIT or any subsidiary of the DownREIT has assumed or taken subject to), and the Managing Member is authorized and empowered, on behalf of the DownREIT, to enter into one or more indemnity agreements consistent with the provisions of the LLC Agreement in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to the above is to be made only out of the assets of the DownREIT, and neither the Managing Member nor any Non-Managing Member has any obligation to contribute to the capital of the DownREIT, or otherwise provide funds, to enable the DownREIT to fund its indemnification obligations.

proceeding. We will pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us as provided above. Under these provisions, however, we are not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by our Board of Directors.

We have entered into indemnification agreements with our directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the Company’s organizational documents and Delaware law. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party, Delaware law permits indemnification for expenses, judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation, indemnification under the DGCL is limited to expenses and no indemnification of expenses is

HCN G&L DownREIT LLC	The Company

permitted if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers of the corporation upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified by the corporation.

We maintain indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to our directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where we cannot or do not indemnify them.

Anti-Takeover Provisions

HCN G&L DownREIT LLC	The Company
Except in limited circumstances, the Managing Member has exclusive management power over the business and affairs of the DownREIT. The Company may not be removed as Managing Member by the other members with or without cause.

Our certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

•  A provision permitting our board of directors to make, amend or repeal our by-laws.

•  Authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters.

•  A prohibition on stockholders taking action by written consent in lieu of a meeting.

•  Advance notice procedures with respect to nominations of directors by stockholders and proposals by stockholders of business at an annual meeting.

•  The grant only to our board of directors of the right to call special meetings of stockholders.

•  Limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder.

HCN G&L DownREIT LLC	The Company

•  Limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our voting stock.

•  A provision permitting amendment by the stockholders of certain of the provisions listed above only by an affirmative vote of the holders of at least three-quarters of all of the outstanding shares of our voting stock, voting together as a single class.

Sale of Assets

HCN G&L DownREIT LLC	The Company
Under the LLC Agreement, the Managing Member generally has the exclusive authority to determine whether, when and on what terms the assets of the DownREIT will be sold. The Managing Member has full power and authority to acquire, sell, transfer, exchange or otherwise dispose of any assets of the DownREIT (including by way of merger, consolidation or other combination with or into any other entity), including, without limitation, through the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the DownREIT, without the consent of the Non-Managing Members.	Under the DGCL, the sale of all or substantially all of the assets of the Company must be declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Dissolution

HCN G&L DownREIT LLC	The Company
If the Managing Member withdraws from the DownREIT in violation of the LLC Agreement, dissolves, terminates or becomes bankrupt, Non-Managing Members holding a majority of Class A Units may elect to continue the DownREIT’s business by selecting a successor Managing Member in accordance with Delaware law.	The dissolution of the Company must be declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Amendments

HCN G&L DownREIT LLC	The Company
Amendments to the LLC Agreement may be proposed by the Managing Member or by Non-Managing Members holding a majority of the outstanding Class A Units. Generally, the LLC Agreement permits amendments with the approval of the Managing Member and Non-Managing Members holding a	Generally, amendments to the certificate of incorporation must be declared advisable by the board of directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

HCN G&L DownREIT LLC	The Company
majority of the outstanding Class A Units held by all Non-Managing Members. Additionally, certain amendments may be made by the Managing Member without the consent of the Non-Managing Members.

Additional Equity/Potential Dilution

HCN G&L DownREIT LLC	The Company
Pursuant to the LLC Agreement, the Managing Member is authorized to cause the DownREIT from time to time to issue to the members (including the Managing Member) or other persons (i) Class A Units or Class B Units, or (ii) additional units in one or more new classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, rights, powers and duties senior to the Non-Managing Members, approved by the consent of Non-Managing Members holding a majority of the outstanding Class A Units held by all Non-Managing Members. No person, including, without limitation, any member or assignee, has have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any units.

The Company’s certificate of incorporation provides that it may issue up to 700,000,000 shares of common stock with par value of $1.00 per share.

The Company may issue additional equity securities, including shares of common stock, and may classify or reclassify unissued shares into one or more classes or series of common stock or preferred stock with certain terms or preferences set by the board of directors. The issuance of additional equity securities by the Company will result in the dilution of your percentage ownership interest in the Company.

Liability of Investors

HCN G&L DownREIT LLC	The Company
Under the LLC Agreement and applicable Delaware law, the liability of Non-Managing Members for the debts and obligations of the DownREIT is generally limited to the amount of their investment in the DownREIT.	Under the DGCL, stockholders are not personally liable for the debts or obligations of the Company.

Voting Rights

HCN G&L DownREIT LLC	The Company
The LLC Agreement provides Non-Managing Members with certain limited voting rights. Subject to certain exceptions, the Managing Member cannot, without the Consent of Non-Managing Members holding a majority of the outstanding Class A Units held by all Non- Managing Members, undertake, on behalf of the DownREIT, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) amend, modify or terminate the LLC Agreement other than to reflect the admission, substitution, termination or withdrawal of members; (ii) make a general assignment for the benefit of	The Company is managed under the direction of a board of directors, as elected by the stockholders at the annual meeting of stockholders of the Company. Generally, major actions, including most amendments to the certificate of incorporation, must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Each outstanding share of common stock entitles the holder thereof to one vote. There are no cumulative voting rights.

HCN G&L DownREIT LLC	The Company
creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the DownREIT; (iii) institute any proceeding for bankruptcy on behalf of the DownREIT; (iv) admit into the DownREIT any additional Non-Managing Member; (v) approve or acquiesce to the transfer of the membership interest of the Managing Member, or admit into the DownREIT any additional or successor managing members; (vi) acquire any additional properties and any assets or other properties that are related to or incidental to the properties owned by the DownREIT or (vii) incur any debt or transfer, sell, assign or otherwise dispose of owned property, whether directly or indirectly. Non-Managing Members will also be entitled to any voting rights that may be required by law. Subject to these voting rights, the Managing Member will have all management powers over the business and affairs of the DownREIT are and will be exclusively vested in the Managing Member, including the ability to approve certain major transactions, such as a merger of the DownREIT or a sale of substantially all of its assets.

Liquidity

HCN G&L DownREIT LLC	The Company

Subject to certain exceptions, the Managing Member has a right of first refusal regarding the Class A Units and a member cannot transfer Class A Units without the prior written consent of the Managing Member.

In addition, the Managing Member, in its sole discretion, may or may not consent to the admission as a Non-Managing Member of any transferee of Class A Units. If the Managing Member does not consent to the admission of transferee, the transferee will be an assignee of an economic interest in the DownREIT but will not be a holder of Class A Units for any other purposes; accordingly, the assignee will not be permitted to vote on any affairs or issues on which a Non-Managing Member may vote.

There is no market for Class A Units, and Class A Units are not listed for trading on any securities exchange.

Our common stock is of a class that has been registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for trading on the New York Stock Exchange under the symbol “WELL.”

For us to qualify as a REIT, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, our by-laws (with respect to our common stock and preferred stock) and our certificates of designation (for our preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of our common stock or more than 9.8% in value of our outstanding capital stock by such person.

In addition, under our by-laws and certificates of designation, we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify us as a REIT.

Dividends/Distributions

HCN G&L DownREIT LLC	The Company
The LLC Agreement provides that members are entitled to receive distributions of available cash (i) first, to the holders of Class A Units, (ii) second, to the holders of Class B Units and (iii) third, to holders of Class A Units based on percentage and holders of Class B Units based on percentage.	Dividends upon the capital stock of the Corporation, subject to the restrictions of our certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. In order for the Company to qualify as a REIT, the Company must distribute to its stockholders, on an annual basis, at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and by excluding capital gains. The Company is not required to distribute net proceeds from the sale or refinancing of properties, but may be required to access cash from sales or refinancing (or other borrowings) in certain circumstances to fund the distributions requirement described above.

Certain Tax Matters

HCN G&L DownREIT LLC	The Company
You should consult with your own tax advisor to determine the effect of ownership and disposition of Class A Units on your individual tax situation. See “U.S. Federal Income Tax Considerations of a Redemption of Class A Units.”	You should consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your individual tax situation. See “U.S. Federal Income Tax Considerations of a Redemption of Class A Units.”

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us from time to time of up to 620,731 shares of our common stock to holders of Class A Units in the DownREIT, and any of their pledgees, donees, transferees or other successors in interest. We may only offer our common stock if the holders of these Class A Units present them for redemption, and we exercise our right to issue our common stock to them instead of paying a cash amount. The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so, but does not necessarily mean that the holders of Class A Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the Class A Units for shares of our common stock instead of paying a cash amount.

We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire Class A Units of the DownREIT in exchange for such issuances.

We will pay all expenses incurred in connection with registering the shares, including the following: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing and distribution expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the shares on each securities exchange on which similar securities issued by us are then listed, (vi) fees and disbursements of our counsel and our independent public accountants and (vii) the fees and expenses of any experts retained by us in connection with such registration, including accounting fees and expenses. The holders of the common stock will be responsible for the payment of (i) any and all other expenses incurred by the holders in connection with the registration and sale of the common shares, including, without limitation, brokerage and sales commissions, fees and disbursements of counsel for the holders of the common stock, underwriting fees and placement agent fees, discounts and commissions attributable to the sale of the common stock, and any transfer taxes relating to the registration, disposition or sale of the common stock and (ii) any and all expenses incurred in connection with a disposition of the common stock pursuant to a registration statement in which there is a participating underwriter or underwriters, including, without limitation, fees and disbursements of counsel for the Company and the independent public accountants of the Company in connection with such underwritten disposition of the common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS OF A REDEMPTION OF CLASS A UNITS

General

This discussion is a summary of certain U.S. federal income tax considerations regarding the redemption of Class A Units for shares of our common stock or for cash, as described in this prospectus supplement. For a discussion of certain U.S. federal income considerations for U.S. holders of our common stock, please review Exhibit 99.1 to our Current Report on Form 8-K filed on March 5, 2018. This summary is only a supplement to, and should be read in conjunction with, the discussion in Exhibit 99.1 to our Current Report on Form 8-K filed on March 5, 2018 under the heading “Material U.S. Federal Income Tax Considerations.”

This summary is based upon the Code, the regulations promulgated thereunder by the U.S. Department of Treasury (“Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This discussion is for general information only and is not tax advice.

The tax treatment of the redemption of Class A Units will depend on the holder’s particular situation, and this summary only applies to U.S. holders that hold Class A Units as capital assets. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of Class A Units in light of their personal investment or tax circumstances, or to holders of Class A Units who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of Class A Units receiving special treatment include, without limitation, financial institutions, insurance companies, broker-dealers, S corporations, REITs and regulated investment companies, partnerships and other pass-through entities and trusts, persons who hold Class A Units on behalf of other persons as nominees or as part of a “straddle,” “hedge,” or other integrated investment, U.S. persons who have a functional currency other than the U.S. dollar, tax-exempt organizations (including individual retirement accounts) and non-U.S. persons.

In addition, this summary does not discuss any state or local income taxation or non-U.S. income taxation or other tax consequences. You should consult your own tax advisor regarding the particular U.S. federal, state, local, non-U.S. and other tax consequences of redeeming your Class A Units. For a more detailed discussion of the U.S. federal income taxation of holders of our common shares and the U.S. federal income taxation of the Company as a REIT, which includes a variety of complex requirements relating to share ownership, income, assets and distributions, please see Exhibit 99.1 to our Current Report on Form 8-K filed on March 5, 2018 under the heading “Material U.S. Federal Income Tax Considerations.”

Redemption of Class A Units

If the Managing Member or any designated Affiliate of the Managing Member (the “Acquiring Entity”) elects to assume and perform the DownREIT’s obligations with respect to a redemption by a holder of its Class A Units, the redemption will be treated by the Acquiring Entity and the DownREIT as a sale of such units by the redeeming holder to the Acquiring Entity. In that event, such sale will be fully taxable to the redeeming holder and such redeeming holder will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of our common stock received in the exchange plus the amount of the DownREIT’s liabilities allocable to such redeemed Class A Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

If the Acquiring Entity does not elect to assume the obligation to redeem a holder’s Class A Units, the DownREIT may redeem such Class A Units for cash. If the DownREIT redeems Class A Units for cash that the Managing Member contributes to it to effect such redemption, the redemption of those Class A Units likely would be treated for tax purposes as a sale of such Class A Units to the Managing Member in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming holder would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of the DownREIT’s liabilities allocable to the redeemed Class A Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

If, instead, the DownREIT chooses to redeem a holder’s Class A Units for cash that is not contributed by the Managing Member to effect the redemption, the redemption will not be treated as a sale to Managing Member of the redeeming holder’s Class A Units. Rather, the redemption of the holder’s Class A Units would be treated as a repurchase of the Class A Units by the DownREIT. If the DownREIT redeems less than all of a holder’s Class A Units, such holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of the DownREIT’s liabilities allocable to the redeemed Class A Units, exceeded the holder’s adjusted basis in all of such holder’s Class A Units immediately before the redemption. You are urged to consult your tax advisor regarding the specific U.S. federal, state, local and non-U.S. tax consequences to you if the DownREIT elects to redeem your Class A Units for cash.

Tax Treatment of Sale of Class A Units by a U.S. Holder

If a Class A Unit is sold, redeemed in a manner that is treated as a sale of the Class A Unit, or otherwise disposed of in a taxable transaction, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the holder’s basis attributable to the Class A Unit. The amount realized on the disposition of a Class A Unit generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of liabilities allocated to the Class A Units redeemed at the time of the redemption.

Accordingly, a holder will recognize gain on the disposition of a Class A Unit to the extent that the amount realized exceeds the holder’s basis for the Class A Unit. Because the amount realized includes any amount attributable to the relief from certain liabilities attributable to the Class A Unit, a holder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the Class A Unit. In particular, if you have an adjusted tax basis in your Class A Units that is less than liabilities attributable to your Class A Units, your taxable gain will exceed the value of the common stock or cash received.

Generally, where a holder has acquired his or her Class A Units in a transaction in which gain was not recognized for U.S. federal income tax purposes, such holder’s initial tax basis in its Class A Units will have been equal to the basis in the assets transferred in connection with such transaction. Thereafter, such holder’s tax basis will have been increased by (i) any additional capital contributions made by such holder to the DownREIT, (ii) such holder’s allocable share of the DownREIT’s income, and (iii) any increases in such holder’s share of the DownREIT’s liabilities. That basis will have been decreased, but not below zero, by (i) distributions from the DownREIT to the holder, (ii) the holder’s share of the DownREIT’s losses, (iii) any decreases in such holder’s share of the DownREIT’s liabilities, and (iv) such holder’s allocable share of the DownREIT’s expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Generally, gain recognized on the disposition of a Class A Unit will be capital gain. However, any portion of the holder’s amount realized on the disposition of a Class A Unit that is attributable to “unrealized receivables” of the DownREIT, as defined in section 751 of the Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the holder’s share of unrealized receivables of the DownREIT exceeds the holder’s basis attributable to those assets. Unrealized receivables include, to the extent not previously included in the DownREIT’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if the DownREIT had sold its assets at their fair market value at the time of the redemption.

For individuals, trusts and estates, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year currently is 20%. However, a 25% rate applies to a sale of an interest in a pass-through entity, such as the DownREIT, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the DownREIT in respect of certain real property. Accordingly, any gain on the sale of Class A Units held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the DownREIT, and partly as ordinary income to the extent attributable to unrealized receivables. Each holder of Class A Units should consult with its tax advisor regarding the application of the various rates to a sale of Class A Units.

The IRS has ruled that a partner that acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. A U.S. holder with Class A Units acquired in separate transactions is urged to consult its tax advisor as to the possible consequences of the IRS ruling and application of the Treasury Regulations.

Passive Activity Losses

The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in partnership interests such as the Class A Units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from the DownREIT or other investments that may be used to offset gain from the sale, exchange or redemption of your Class A Units tendered for redemption.

Tax Reporting

If a holder tenders a Class A Unit for redemption and such Class A Unit is acquired by the Acquiring Entity or redeemed by the DownREIT, the holder must report the transaction by filing a statement with its federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a holder must provide the Acquiring Entity or the DownREIT with its correct taxpayer identification number.

Additional Medicare Contribution Tax

An additional tax of 3.8% generally will be imposed on the “net investment income” of U.S. holders who meet certain requirements and are individuals, estates or certain trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as the Class A Units. In the case of individuals, this tax will only apply to the extent such individual’s modified adjusted gross income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). U.S. holders should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Foreign Account Tax Compliance Act

Withholding tax at a rate of 30% will be imposed on certain payments to certain foreign financial institutions (including investment funds) receiving payments on your behalf in respect of the gross proceeds from the sale of Class A Units if such institutions fail to comply with certain due diligence, disclosure and reporting rules, as set forth in Treasury regulations. Accordingly, the entity through which Class A Units are held will affect the determination of whether such withholding is required. Withholding will apply to payments of gross proceeds from a sale of Class A Unit held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions made after December 31, 2018, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement, if and when entered into, between the United States and such institution’s home jurisdiction. We will not pay any additional amounts to any holders in respect of any amounts withheld. You are encouraged to consult with your tax advisor regarding U.S. withholding taxes and the application of the recently issued Treasury regulations in light of your particular circumstances.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF A REDEMPTION OF CLASS A UNITS IS FOR GENERAL INFORMATION ONLY. EACH PERSON WHO REDEEMS ITS CLASS A UNITS SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL MATTERS

Certain legal matters regarding the shares offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Arnold & Porter Kaye Scholer LLP will pass upon certain federal income tax matters relating to us.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC covering the securities that may be offered under this prospectus supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and our web address is included in this prospectus supplement as an inactive textual reference only. You can review these SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These filings with the SEC are also available through the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Incorporation of Information Filed with the SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	we consider incorporated documents to be part of this prospectus supplement;

•	we may disclose important information to you by referring you to those documents; and

•	information we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement.

Documents Incorporated By Reference

This prospectus incorporates by reference the following documents we filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 23, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed on March 5, 2018, March 20, 2018, April 10, 2018, April 26, 2018 (Item 1.01 only) and May 4, 2018;

•	The description of our common stock as set forth in our registration statement filed under the Exchange Act on Form 8-A on June 17, 1985, including any amendment or report filed for the purpose of updating such description; and

•	All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date this offering is terminated;

other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents to which we refer. Since this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus supplement and the accompanying prospectus a free copy, without exhibits, of any or all documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may direct such requests to:

Matthew McQueen

Senior Vice President-General Counsel & Corporate Secretary

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

Prospectus

Welltower Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

UNITS

We, or any selling security holder, may offer and sell from time to time, in one or more offerings:

•	debt securities;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants to purchase debt securities, preferred stock, depositary shares or common stock; and

•	units consisting of one or more debt securities or other securities.

We, or any selling security holder, may offer one or more of these securities from time to time on terms to be determined at the time of offering. We will provide the specific terms of the securities being offered in supplements to this prospectus prepared in connection with each offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. You should read this prospectus, the prospectus supplement for the specific security being offered and any related free writing prospectus carefully before making a decision to invest.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “WELL.” Our principal executive offices are located at 4500 Dorr Street, Toledo, Ohio 43615, and our telephone number is (419) 247-2800. Our internet address is www.welltower.com.

Investing in our securities involves risk. See “Risk Factors”section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different or additional information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we or any selling security holder may sell any combination of the securities described in this prospectus at any time and from time to time in one or more offerings. This prospectus provides you only with a general description of the securities we or any selling security holder may offer. Each time we sell or any selling security holder sells securities, a prospectus supplement containing specific information about the terms of that offering will be provided. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” and “Documents Incorporated by Reference.”

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently investigated or verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless specifically noted otherwise in this prospectus, all references to “we,” “us,” “our,” or the “Company” refer to Welltower Inc. and its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); and our ability to access capital markets or other sources of funds.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:

•	the status of the economy;

•	the status of capital markets, including availability and cost of capital;

•	issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care and seniors housing industries;

•	negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans;

•	our ability to transition or sell properties with profitable results;

•	the failure to make new investments or acquisitions as and when anticipated;

•	natural disasters and other acts of God affecting our properties;

•	our ability to re-lease space at similar rates as vacancies occur;

•	our ability to timely reinvest sale proceeds at similar rates to assets sold;

•	operator/tenant or joint venture partner bankruptcies or insolvencies;

•	the cooperation of joint venture partners;

•	government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements;

•	liability or contract claims by or against operators/tenants;

•	unanticipated difficulties and/or expenditures relating to future investments or acquisitions;

•	environmental laws affecting our properties;

•	changes in rules or practices governing our financial reporting;

•	the movement of U.S. and foreign currency exchange rates;

•	our ability to maintain our qualification as a REIT;

•	key management personnel recruitment and retention; and

•	other risk factors included in the reports we file from time to time with the SEC, including, but not limited to, the risks identified in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K.

We assume no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC covering the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Except for the documents incorporated by reference in this prospectus as described below under “Documents Incorporated by Reference,” the information on our website is not incorporated by reference in this prospectus, and our web address is included in this prospectus as an inactive textual reference only. You can review these SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	we consider incorporated documents to be part of this prospectus;

•	we may disclose important information to you by referring you to those documents; and

•	information we subsequently file with the SEC prior to the termination of an applicable offering of securities hereunder will automatically update and supersede the information in this prospectus.

This prospectus incorporates by reference the following documents we filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below or in a prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 23, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed on March 5, 2018, March 20, 2018, April 10, 2018, April 26, 2018 (Item 1.01 only) and May 4, 2018;

•	The description of our common stock as set forth in our registration statement filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-A on June 17, 1985, including any amendment or report filed for the purpose of updating such description;

•	The description of our 6.50% Series I Cumulative Convertible Perpetual Preferred Stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on March 3, 2011, including any amendment or report filed for the purpose of updating such description; and

•	All subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of an applicable offering of securities hereunder;

other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

This prospectus summarizes material provisions of contracts and other documents to which we refer. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus a free copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

Matthew McQueen

Senior Vice President – General Counsel & Corporate Secretary

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

THE COMPANY

Welltower Inc., an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. We invest with leading seniors housing operators, post-acute providers and health systems to fund real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. WelltowerTM, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States (“U.S.”), Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. Our capital programs, when combined with comprehensive planning, development and property management services, make us a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Our principal executive offices are located at 4500 Dorr Street, Toledo, Ohio, 43615, and our telephone number is (419) 247-2800. Our internet address is www.welltower.com.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include repaying debt and investing in health care and seniors housing properties. Until the proceeds from a sale of securities by us are applied to their intended uses, they may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States. We will not receive any of the proceeds from sales of securities by any selling security holder pursuant to this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The table below sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating these ratios, “earnings” includes income from continuing operations before extraordinary items, excluding the equity earnings in a less than 50% owned subsidiary, plus fixed charges and reduced by capitalized interest. “Fixed charges” consists of interest on all indebtedness and the amortization of loan expenses or interest expensed and capitalized and the amortized premiums, discounts and capitalized expenses related to indebtedness.

	Year Ended December 31,					Quarter Ended March 31,
	2013	2014	2015	2016	2017	2018
Consolidated ratio of earnings to fixed charges (unaudited)	1.23	1.78	2.25	2.29	1.57	1.97
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends (unaudited)	1.08	1.57	1.99	2.04	1.43	1.79

In computing the ratio of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on the following:

•	14,375,000 shares of 6.50% Series I Cumulative Convertible Perpetual Preferred Stock issued in March 2011, of which 4,940 and 95 shares were converted into common stock during the year ended December 31, 2017 and the quarter ended March 31, 2018, respectively.

•	11,500,000 shares of 6.50% Series J Cumulative Redeemable Preferred Stock issued in March 2012, all of which were redeemed during the three months ended March 2017.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may offer under this prospectus one or more of the following categories of our securities:

•	debt securities, in one or more series;

•	shares of our common stock, par value $1.00 per share;

•	shares of our preferred stock, par value $1.00 per share, in one or more series;

•	depositary shares, representing interests in our preferred stock, in one or more series;

•	warrants to purchase any of the foregoing securities; and

•	units consisting of any combination of the foregoing securities.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or any free writing prospectus relating to such offering.

Our certificate of incorporation authorizes us to issue 700,000,000 shares of common stock and 50,000,000 shares of preferred stock. Of our preferred stock:

•	14,375,000 shares have been designated as 6.50% Series I Cumulative Convertible Perpetual Preferred Stock.

As of March 31, 2018, we had outstanding 371,970,655 shares of common stock and 14,369,965 shares of Series I Preferred Stock.

Our common stock is listed on the New York Stock Exchange under the symbol “WELL.” Our Series I Preferred Stock is listed on the New York Stock Exchange under the symbol “HCN PrI.”

For a discussion of the taxation of the Company and the material federal income tax consequences to you as a holder of our common stock and debt securities offered under this prospectus, see our Current Report on Form 8-K filed with the SEC on March 5, 2018. The applicable prospectus supplement or any free writing prospectus delivered with this prospectus may provide additional information about federal income tax considerations, if any, related to the particular securities being offered.

DESCRIPTION OF DEBT SECURITIES

The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be guaranteed on a secured or unsecured, senior or subordinated basis, by one or more of our subsidiaries. The debt securities will be issued under one or more indentures between us and a specified trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain provisions or anticipated provisions of the indentures.

The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, for senior debt securities, senior subordinated debt securities and junior subordinated debt securities which we have filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.” The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and any related free writing prospectus.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement or any related free writing prospectus, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, separate forms of indentures for senior debt securities, senior subordinated debt securities and junior subordinated debt securities. We refer to each of these three indentures as an “indenture.” We refer to senior subordinated and junior subordinated securities as “subordinated.”

We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors and preferred equity holders of our subsidiaries are entitled to a preferred claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors and preferred equity holders of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

The senior debt indenture provides and we anticipate that any other indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the securities into which they are convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	if other than at the corporate trust office of the trustee, the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions for denomination or payment of the securities in a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	any provisions for payment of additional amounts on the securities in respect of any tax, assessment or governmental charge and rights for us to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, an indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee, such other address as the trustee may designate from time to time by notice to the holders and the Company or the principal corporate trust office of any successor trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an “exchange.” You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under an indenture, we are or generally will be permitted to consolidate or merge with another company. In addition, we are or will be permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

•	if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

•	immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements regarding notice of default or continuing default for a specific period of time were disregarded.

Certain Covenants

Existence. Except as permitted and described above under “— Merger, Consolidation or Sale of Assets,” we will agree to do all things necessary to preserve and keep our existence, rights and franchises, provided that it is in our best interests for the conduct of business.

Provisions of Financial Information. To the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and the trustee on or before the applicable SEC filing dates whether or not we remain required to do so under the Exchange Act.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default. The term “event of default” for any series of debt securities means any of the following:

•	We do not pay the principal or any premium on a debt security of that series at its maturity date.

•	We do not pay interest on a debt security of that series within 30 days after its due date.

•	We do not deposit any sinking fund payment for that series within 30 days after its due date.

•	We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of another series) for 60 days after we receive a written notice of default from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the breach and requiring it to be remedied.

•	We default under any of our other indebtedness in specified amounts after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive a written notice from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled.

•	We or one of our “significant subsidiaries,” if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. The term “significant subsidiary” means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”).

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity satisfactory to it is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the currency of payment on a debt security;

•	impair your right to sue for payment;

•	modify the subordination provisions, if any, in a manner that is adverse to you;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default; or

•	waive a default or event of default in the payment of principal, interest, or premium, if any, on the debt securities.

Changes Requiring a Majority Vote. The second type of change is the kind that requires the vote of holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default; however, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

Further Details Concerning Voting. Debt securities are not considered outstanding, and therefore the holders of debt securities are not eligible to vote on matters relating thereto, if we have deposited or set aside in trust for such holders money for payment or redemption of debt securities or if we own or one of our affiliates owns the debt securities. The holders of debt securities are also not eligible to vote if the debt securities have been fully defeased as described below under “— Discharge, Defeasance and Covenant Defeasance – Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds or, in some circumstances, depositary receipts representing these notes or bonds, that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we redeemed your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. This treatment would result in sale or exchange treatment of your notes, which would cause you to recognize gain or loss equal to the amount described in Exhibit 99.1 to our Current Report on Form 8-K filed on March 5, 2018.

•	we must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance. We can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

If we did accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we did accomplish covenant defeasance, you could still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurred, for example, our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement or its nominee. If so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of certain terms of our common stock and preferred stock that we may issue. Because this summary is not complete, you should refer to our certificate of incorporation and by-laws, which documents provide additional information regarding our common stock and preferred stock, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). See also “Description of Certain Provisions of Our Certificate of Incorporation and By-Laws” below. Copies of our certificate of incorporation and by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The summary set forth below is subject to and qualified in its entirety by reference to the description of the particular terms of the securities described in the applicable prospectus supplement or any related free writing prospectus.

Common Stock

Common stockholders are entitled to receive dividends when declared by the board of directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Common stockholders have one vote per share, and there are no cumulative voting rights. If we are voluntarily or involuntarily liquidated or dissolved, common stockholders are to share ratably in our distributable assets remaining after the satisfaction of all of our debts and liabilities and the preferred stockholders’ prior preferential rights. Common stockholders do not have preemptive rights. The common stock will be, when issued, fully paid and nonassessable. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer of Securities” below. The transfer agent for our common stock is Computershare Trust Company, N.A.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See “Preferred Stock” below.

Preferred Stock

Our board of directors or a duly authorized committee thereof will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred stock. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

•	if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of the series may be redeemed;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that we may issue in the future.

The following describes some general terms and provisions of the preferred stock to which a prospectus supplement or a related free writing prospectus may relate. The statements below describing the preferred stock do not purport to be complete and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including any applicable certificate of designation, and our by-laws.

The prospectus supplement or any related free writing prospectus will describe the specific terms as to each issuance of shares of preferred stock, including:

•	the description of the preferred stock;

•	the number of shares of preferred stock offered;

•	the offering price of the shares of preferred stock;

•	the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the shares of preferred stock shall accumulate;

•	the voting rights, if any, of the holders of the shares of preferred stock;

•	the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the shares of preferred stock on a securities exchange;

•	whether the shares of preferred stock will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares;”

•	a discussion of any material federal income tax considerations;

•	the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

•	any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will describe the terms of the depositary receipts.

The shares of preferred stock are subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer of Securities” below.

Rank

Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our shares of common stock.

Distributions

Holders of shares of preferred stock of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the shares of preferred stock may specify a fixed rate of distribution, our board of directors must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary identified in the applicable prospectus supplement, or any successor depositary, will determine the persons to whom dividends are payable.

Distributions on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future. If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred stock ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred stock. No interest will be payable in respect of any distribution payment that may be in arrears.

Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon shares of common stock or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in shares of common stock or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on shares of common stock or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred stock may provide that, if no shares of such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our shares of common stock or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise provided in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the shares of preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled. For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation.

Voting Rights

Holders of the shares of preferred stock will not have any voting rights, except as described below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement. As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each holder thereof will in effect be entitled to a fraction of a vote per depositary share.

Unless otherwise provided for in an applicable series, so long as any shares of preferred stock are outstanding, we may not, without the affirmative vote or consent of the holders of a majority of the shares (or such greater vote or consent as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable series of preferred stock for trading or as otherwise provided in our organizational documents) of each series of preferred stock outstanding at that time:

•	authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•	reclassify any authorized shares of capital stock into a series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•	create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights; and

•	amend, alter or repeal the provisions of our certificate of incorporation relating to that series of preferred stock that materially and adversely affect the series of preferred stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity with or junior to a series of preferred stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

Conversion Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other capital stock into which the shares of preferred stock are convertible, the conversion price or manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of preferred stock represented by depositary shares. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that we will file with the SEC at or before the time of the offering of the depositary shares for additional information before you buy any depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for shares of common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable underlying series of preferred stock for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of a Depositary

A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.

Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We have summarized in this section certain terms and provisions of the warrant agreement and the warrants. The summary is not complete. You should read the forms of warrant and warrant agreement that we will file with the SEC at or before the time of the offering of the applicable series of warrants for additional information before you buy any warrants.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

In the case of each series of warrants, the applicable prospectus supplement and any related free writing prospectus will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	the material federal income tax consequences;

•	the rights, if any, we have to redeem the warrants;

•	the name of the warrant agent; and

•	the other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable underlying shares of capital stock for trading or as otherwise provided in our organizational documents) approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement and any related free writing prospectus will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any material federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

RESTRICTIONS ON TRANSFER OF SECURITIES

For us to qualify as a REIT, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, our by-laws (with respect to our common stock and preferred stock) and our certificates of designation (for our preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of our common stock or more than 9.8% in value of our outstanding capital stock by such person. For purposes of application of such limitations to any person, all options, warrants, convertible securities or other rights to acquire our capital stock held directly or indirectly by such person will be treated as if all such rights had been exercised. If any securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess. The board of directors may grant limited exemptions from the ownership restrictions set forth in the by-laws to specified persons if the board determines that each such limited exemption is in the best interests of us and our stockholders.

Our by-laws and certificates of designation further provide that, if the foregoing stock ownership limitations are determined to be invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of the shares or other securities will be deemed to have acted as our agent in acquiring the shares or other securities that are in excess of the limit, and will be deemed to hold such excess shares or securities on our behalf. As the equivalent of treasury securities for such purposes, the excess securities will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of the excess securities will hold the same as our agent and for the transferee of the excess securities following a permitted transfer.

In addition, under our by-laws and certificates of designation, we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify us as a REIT.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF

INCORPORATION AND BY-LAWS

Anti-Takeover Provisions

Our certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

•	A provision permitting our board of directors to make, amend or repeal our by-laws.

•	Authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters (see “Description of Our Capital Stock—Preferred Stock” above).

•	A prohibition on stockholders taking action by written consent in lieu of a meeting.

•	Advance notice procedures with respect to nominations of directors by stockholders and proposals by stockholders of business at an annual meeting.

•	The grant only to our board of directors of the right to call special meetings of stockholders.

•	Limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder (see “Restrictions on Transfer of Securities” above).

•	Limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our voting stock (see “— Limitations on Transactions Involving Us and Our Stockholders” below).

•	A provision permitting amendment by the stockholders of certain of the provisions listed above only by an affirmative vote of the holders of at least three-quarters of all of the outstanding shares of our voting stock, voting together as a single class.

Limitations on Transactions Involving Us and Our Stockholders

Under our by-laws, in addition to any vote otherwise required by law, our certificate of incorporation or our by-laws, the following transactions will require the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	Our merger or consolidation with or into

•	any stockholder that owns 5% or more of our voting stock; or

•	any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of a stockholder that owns 5% or more of our voting stock.

•	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of substantially all of our assets, in one transaction or a series of transactions, to or with any stockholder that owns 5% or more of our voting stock or an affiliate of any such stockholder.

•	Any reclassification of our securities, including any reverse stock split, or recapitalization or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity securities that is directly or indirectly owned by any stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder, whether or not the transaction involves such a stockholder.

•	The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder.

These provisions will not apply to any of the transactions described above if:

•	We are at the time of the consummation of the transaction, and at all times throughout the preceding twelve months have been, directly or indirectly, the owner of a majority of each class of the outstanding equity securities of the 5% stockholder that is a party to the transaction; or

•	The transaction has been approved by a majority of the members of our board of directors who, at the time such approval is given, were not affiliates or nominees of the 5% stockholder; or

•	Both of the following conditions have been met:

•	the aggregate amount of the cash and the fair market value, as determined in good faith by our board of directors, of the consideration other than cash to be received per share by holders of our voting stock in such transaction shall be at least equal to the highest per share price paid by the 5% stockholder for any shares of voting stock acquired by it:

•	within the two-year period immediately prior to the first public announcement of the proposal of the transaction, or

•	in the transaction in which it became a 5% stockholder, whichever is higher; and

•	the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the 5% stockholder previously paid for shares of such voting stock. If the 5% stockholder paid for shares of any class of voting stock with varying forms of consideration, the form of consideration to be paid by the 5% stockholder for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by the stockholder.

The foregoing summary of certain provisions of our certificate of incorporation and by-laws does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to and qualified in its entirety by reference to the provisions of applicable law and our certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement and any related free writing prospectus will (1) describe the plan of distribution of the securities, (2) describe the terms of the offering and (3) name any managing underwriter or underwriters, underwriter, dealer or agent involved in the offer and sale of the securities.

We also may, from time to time, authorize underwriters and our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts, commissions or fees and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

•	any underwriting compensation we pay to underwriters or agents in connection with the offering of securities; and

•	any discounts, concessions or commissions allowed by underwriters to participating dealers.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts, commissions and fees received by them and any profit realized by them on resale of the securities may be deemed to be underwriting compensation, discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to make contribution to them in connection with those liabilities.

If indicated in the applicable prospectus supplement, we may also offer and sell securities through one or more firms that will remarket the securities. These firms may act as principals for their own account or as our agents. These firms may be deemed to be underwriters in connection with the securities being remarketed. We may agree to indemnify these firms against liabilities, including liabilities under the Securities Act.

Upon the terms and conditions of the applicable prospectus supplement, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the securities made by the underwriters in the open market prior to the completion of the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short covering transactions. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters, agents or dealers to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

•	the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

•	if the securities are also being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of any trading market for any of the securities.

Underwriters and agents will have no responsibility in respect of the delivery or performance of contracts.

Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

•	whether common stock, preferred stock or some other type of capital stock, or warrants for those securities, will be offered under the stockholder purchase rights;

•	the number of those securities or warrants that will be offered under the stockholder purchase rights;

•	the period during which and the price at which the stockholder purchase rights will be exercisable;

•	the number of stockholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights; and

•	any other material terms of the stockholder purchase rights.

Underwriters and our agents may offer and sell the securities at:

•	fixed prices, which may be changed;

•	market prices prevailing at the time of sale

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including, but not limited, to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, dealer or agent; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, dealers or agents with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

VALIDITY OF SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of any securities issued under this prospectus. Arnold & Porter Kaye Scholer LLP will pass upon certain federal income tax matters relating to us. Any underwriters or agents will be represented by their own legal counsel. Unless otherwise specified in the applicable prospectus supplement, Sidley Austin LLP, New York, New York, will act as counsel to the underwriters, agents or dealers participating in an offering of securities hereunder.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

620,731 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 18, 2018